                         FIVE YEAR REVOLVING CREDIT NOTE


$11,666,667.00                                                New York, New York
                                                              February 12, 1999


         FOR VALUE RECEIVED, the undersigned ARMOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on the Five Year Termination Date to the order of CIBC, INC. (the "Lender"), at the office of Canadian Imperial Bank of Commerce located at 425 Lexington Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ELEVEN MILLION SIX HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SEVEN DOLLARS ($11,666,667.00) and (b) the aggregate unpaid principal amount of all Five Year Revolving Credit Loans made by the Lender to the undersigned pursuant to Section
3.1 of the Credit Agreement referred to below.

         The undersigned further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates as provided in Section 6.1 of the Credit Agreement referred to below, until paid in full (both before and after judgment).

         The holder of this Five Year Revolving Credit Note is authorized to, and so long as it holds this Revolving Credit Note shall, record the date, Type and amount of each Revolving Credit Loan made by the Lender pursuant to Section
3.1 of the Credit Agreement, each Continuation thereof and each Conversion of all or a portion thereof to another Type pursuant to Section 6.2 of the Credit Agreement, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto, on the schedules annexed hereto and constituting a part hereof, or on a continuation thereof which shall be annexed hereto and constitute a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Five Year Revolving Credit Note or under the Credit Agreement.

         This Five Year Revolving Credit Note is one of the Five Year Revolving Credit Notes referred to in the Credit Agreement, dated as of February 12, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time parties thereto (the "Lenders"), NationsBank, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Administrative Agent for the Lenders thereunder, is entitled to the benefits thereof, and is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Five Year Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

         This Five Year Revolving Credit Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


                                            ARMOR HOLDINGS, INC.


                                            By:
                                               ---------------------------------
                                               Name: Robert R. Schiller
                                               Title: Vice President - Corporate
                                                      Development

                                                                   SCHEDULE A to
                                                 Five Year Revolving Credit Note
                                                 -------------------------------


                         LOANS, CONVERSIONS AND PAYMENTS
                               OF BASE RATE LOANS
                         -------------------------------

                                                   Amount of
                                Amount of          Base Rate
                                Eurodollar         Loans                                  Unpaid
               Amount           Loans              Converted                              Principal
               of Base          Converted          into                 Amount of         Balance of
               Rate             into Base          Eurodollar           Principal         Base Rate              Notation
Date           Loan             Rate Loans         Loans                Repaid            Loans                  Made by
----           -------          ----------         ----------           ---------         ----------             -------

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

                                                                   SCHEDULE B to
                                                 Five Year Revolving Credit Note
                                                 -------------------------------


                         LOANS, CONVERSIONS AND PAYMENTS
                               OF EURODOLLAR LOANS
                         -------------------------------

         Amount
         of
         Euro-                                                     Amount of
         dollar          Amount of              Interest           Eurodollar
         Loan            Base Rate              Period and         Loans                               Unpaid
         (and            Loans                  Eurodollar         Converted          Amount           Principal
         Contin-         Converted              Rate with          into Base          of Prin-         Balance of
         uations         into Euro-             Respect            Rate               cipal            Euro-dollar      Notation
Date     Thereof)        dollar Loans           Thereto            Loans              Repaid           Loans            Made by
----     --------        ------------           ---------          ---------          -------          -----------      -------

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